EXHIBIT 23



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                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Biocurex, Inc.
7080 River Road, Suite 215
Richmond, British Columbia V6X 1X5


We consent to the incorporation by reference of our audit report dated March 29, 2012 which is included in the Annual Report on Form 10-K for the year ended December 31, 2011 of BioCurex, Inc. in the Company's Registration Statement on Form S-8 (No. 333-174613) pertaining to the Company's Non-Qualified Stock Option Plan and the Stock Bonus Plan.


/s/ "MANNING ELLIOTT LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 12, 2012

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